                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14 (A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant    [X]
Filed by a Party Other than the Registrant    [ ]
Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ } Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                            NABORS INDUSTRIES, INC.
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

________________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if other that Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

         _______________________________________________________________________
         (2)    Aggregate number of securities to which transaction applies:

         _______________________________________________________________________
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         _______________________________________________________________________
         (4)    Proposed maximum aggregate value of transaction:

         _______________________________________________________________________
         (5)    Total fee paid:

         _______________________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:

         _______________________________________________________________________
         (2)    Form, Schedule or Registration Statement No.:

         _______________________________________________________________________
         (3)    Filing Party:

         _______________________________________________________________________
         (4)    Date Filed:

         _______________________________________________________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                     Notice
                                       of

                              1998 Annual Meeting
                                       of

                                  Shareholders
                                      and

                                Proxy Statement
--------------------------------------------------------------------------------

                                                 NABORS INDUSTRIES LOGO
--------------------------------------------------------------------------------

                            NABORS INDUSTRIES, INC.
                        515 WEST GREENS ROAD, SUITE 1200
                              HOUSTON, TEXAS 77067

                                                                January 30, 1998

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Nabors Industries, Inc., which will be held on Tuesday, March 3, 1998, beginning at 11:00 a.m., Central Standard Time, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060.

     Information about the Annual Meeting, including matters on which shareholders will act, may be found in the Notice of Annual Meeting and Proxy Statement included herewith. We look forward to greeting in person as many of our shareholders as possible.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, you are urged to sign, date and return the enclosed Proxy in the stamped, addressed envelope provided.

                                             Sincerely yours,

                                            /s/ EUGENE M. ISENBERG
                                             EUGENE M. ISENBERG
                                             Chairman of the Board

                            NABORS INDUSTRIES, INC.
                        515 WEST GREENS ROAD, SUITE 1200
                              HOUSTON, TEXAS 77067

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 3, 1998

                            ------------------------

     The 1998 Annual Meeting of Shareholders (the "Annual Meeting") of NABORS INDUSTRIES, INC. will be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060 on Tuesday, March 3, 1998 at 11:00 a.m. to consider and act upon the following matters:

     1. The election of two Class I directors for terms expiring in 2001;

     2. Such other business as may properly come before the Annual Meeting.

     The Board has fixed the close of business on January 9, 1998 as the record date for determining the shareholders who are entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

                                            By Order of the Board of Directors,

                                            /s/ DANIEL MCLACHLIN
                                            DANIEL MCLACHLIN
                                            Corporate Secretary

Dated: January 30, 1998

     Please date and sign the enclosed Proxy, and return it at your earliest convenience in the enclosed stamped and addressed envelope, so that, if you are unable to attend the Annual Meeting, your shares may be voted.

                            NABORS INDUSTRIES, INC.

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                      1998 ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 3, 1998

     This Proxy Statement has been prepared in connection with the solicitation by the Board of Directors (the "Board") of Nabors Industries, Inc., a Delaware corporation (the "Company" or "Nabors"), of proxies in the accompanying form to be used at the 1998 Annual Meeting of Shareholders (the "Annual Meeting"), to be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas 77060 at 11:00 a.m., Central Standard Time, on Tuesday, March 3, 1998, or at any adjournment or postponement thereof. This solicitation is made by mail. All costs of this solicitation shall be borne by the Company.

     The principal executive offices of the Company are located at 515 West Greens Road, Suite 1200, Houston, Texas 77067. This Proxy Statement and accompanying Notice of Annual Meeting and Proxy are first being mailed to shareholders on or about January 30, 1998.

     At the Annual Meeting, each share of Common Stock of the Company (collectively, the "Shares" or "Nabors Shares") is entitled to one vote. Only shareholders of record on the books of the Company at the close of business on January 9, 1998 will be entitled to vote at the Annual Meeting. A quorum is necessary to transact business at the Annual Meeting. The presence in person or by proxy at the Annual Meeting of the holders of the majority of the Shares outstanding on January 9, 1998, constitutes a quorum. On January 9, 1998, there were 100,835,531 Shares outstanding and entitled to vote.

     Proxies received will be voted in accordance with the shareholders' directions given in the Proxies. In the absence of directions, Shares will be voted FOR the nominees for election as Directors named in this Proxy Statement. Any Proxy received by the Company may be subsequently revoked at any time before it is actually voted. Proxies may be revoked by any of the following actions:
(i) filing with the Corporate Secretary of the Company, at or before the Annual Meeting, but in any event prior to the vote on the matter as to which revocation is sought, a written notice of revocation bearing a date later than the Proxy;
(ii) duly executing and submitting, prior to the Annual Meeting, a subsequent Proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy). Any written notice revoking a Proxy should be sent to the Corporate Secretary of the Company at the Company's executive offices, 515 West Greens Road, Suite 1200, Houston, Texas 77067.

     In accordance with the Company's Restated Certificate of Incorporation, a plurality of the votes cast at a meeting at which there exists a quorum is required for the election of directors. The election of directors is the only matter scheduled to be considered at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, it is intended that Shares represented by Proxies in the accompanying form will be voted with respect thereto in accordance with the judgment of the person or persons voting such Shares. Eugene M. Isenberg and Anthony G. Petrello, or either of them, each with full power of substitution, have been designated as proxies to vote the Shares solicited hereby. Under Delaware law, there are no rights of appraisal or similar rights of dissenters with respect to the matters under consideration at this Annual Meeting.

     A broker non-vote occurs when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the particular item under consideration and has not received instructions from the beneficial owner. Under Delaware law abstaining votes (votes withheld by shareholders who are present and entitled to vote) and broker non-votes are deemed to be present for purposes of determining whether a quorum is present at a meeting and although abstentions and broker non-votes are not deemed to be votes duly cast, abstaining votes are deemed to be entitled to vote while broker non-votes are not deemed to be entitled to vote. Abstentions and broker non-votes will not be included in the tabulation of the voting results with respect to the election of directors and therefore will not have any effect on such vote.

                             ELECTION OF DIRECTORS

     The Restated Certificate of Incorporation, authorizes the Board to fix the number of directors from time to time, but at no less than five nor more than eleven. The number of directors is currently established at eight. The Restated Certificate of Incorporation also provides for three classes of directors, designated Class I, Class II and Class III, each currently having three-year terms of office. Each class of directors is to consist of, as nearly as possible, one-third of the total number of directors constituting the entire Board of Directors. Except for directors elected to fill vacancies on the Board of Directors (whether created by death, resignation, removal or expansion of the Board), the directors of each class will be elected for a term of three years and until their successors have been elected and qualified. At the Annual Meeting, two Class I directors, Mr. Hans W. Schmidt and Mr. Richard A. Stratton, are nominated for election to the Board to serve for a three-year term.

     If the enclosed Proxy is signed and returned, it will be voted FOR the election of Messrs. Schmidt and Stratton as Class I directors to serve until the 2001 Annual Meeting of Shareholders or until their successors have been duly elected and qualified, unless contrary directions are given therein. However, should any nominee become unavailable or prove unable to serve for any reason, the Proxy will be voted for the election of such other person as the Board may select to replace such nominee, unless the Board instead fixes the number of directors at less than eight. The Board has no reason to believe that the nominees will not be available or prove unable to serve.

     The following table sets forth certain information concerning each Class I director nominee and the continuing Class II and Class III directors. The age of each nominee and continuing director, his positions and offices with the Company, the year in which he first became a director of the Company, his business experience during the past five years or more, and the other directorships he holds are shown below. Similar information is provided concerning Executive Officers who are neither directors nor nominees for election as directors.

              CLASS I DIRECTOR NOMINEES -- TERMS EXPIRING IN 2001

                                                                                            DIRECTOR
                                                                                             OF THE
                                                  POSITION WITH THE COMPANY                 COMPANY
            NAME              AGE               AND PRIOR BUSINESS EXPERIENCE                SINCE
            ----              ---               -----------------------------               --------
Hans W. Schmidt.............   68    From 1958 to 1992, Mr. Schmidt held a number of          1993
                                       positions with C. Deilman A.G., a diversed energy
                                       company located in Bad Bentheim, Germany,
                                       including serving as a Director from 1982 to
                                       1992. He also served from 1965 to 1992 as
                                       Director of a subsidiary of C. Deilman A.G.,
                                       Deutag Drilling, a company with worldwide
                                       drilling operations. From 1988 to 1991, Mr.
                                       Schmidt served as President of Transocean
                                       Drilling Company, a company of which he was also
                                       a director from 1981 until 1991.
Richard A. Stratton.........   51    Vice Chairman of the Board of Directors, President,      1986
                                       Nabors Drilling USA, Inc. and a member of the
                                       Executive Committee since 1992. Mr. Stratton
                                       served the Company as President and Chief
                                       Operating Officer from 1986 to 1992, as Vice
                                       President from 1981 to 1986 and as Corporate
                                       Controller from 1979 to 1981. From 1970 to 1979,
                                       Mr. Stratton, a CPA, was associated with the
                                       accounting firm of Price Waterhouse.

            CLASS II CONTINUING DIRECTORS -- TERMS EXPIRING IN 1999

                                                                                            DIRECTOR
                                                                                             OF THE
                                                  POSITION WITH THE COMPANY                 COMPANY
            NAME              AGE               AND PRIOR BUSINESS EXPERIENCE                SINCE
            ----              ---               -----------------------------               --------
Anthony G. Petrello.........   43    President and Chief Operating Officer of the             1991
                                       Company since 1992 and a member of the Executive
                                       Committee since 1991. He is also a Director of
                                       Cendant Corporation since 1997 and of Danielson
                                       Holding Corporation (a financial services holding
                                       company) since 1996. From 1979 to 1991, Mr.
                                       Petrello was with the law firm Baker & McKenzie,
                                       where he had been Managing Partner of its New
                                       York Office from 1986 until his resignation in
                                       1991. He continues as Of Counsel to the firm and
                                       the firm continues to provide legal services to
                                       the Company. Mr. Petrello holds a J.D. degree
                                       from Harvard Law School and B.S. and M.S. degrees
                                       in Mathematics from Yale University.
Myron M. Sheinfeld..........   67    Chairman of the Audit Committee of the Board of          1988
                                       Directors since 1988 and a member of the
                                       Compensation Committee since 1993. He is counsel
                                       to the law firm of Sheinfeld, Maley & Kay, a
                                       professional corporation located in Houston,
                                       Texas. Mr. Sheinfeld was an adjunct professor of
                                       law at the University of Texas, School of Law
                                       from 1975 to 1991, and has been a contributing
                                       author to numerous legal publications, and a
                                       contributor, co-editor and co-author of Collier
                                       On Bankruptcy, and a co-author of Collier On
                                       Bankruptcy Tax for Matthew Bender & Co., Inc. He
                                       is a member of the Board of Editors of "The
                                       Practical Lawyer", and is a member of the Board
                                       of Trustees of Third Avenue Trust.
Martin J. Whitman...........   73    Member of the Audit Committee since 1993. Chairman       1991
                                       of the Board and a Director of Danielson Holding
                                       Corporation (a financial services holding
                                       company) since 1990; Chairman, Chief Executive
                                       Officer and Director of Third Avenue Trust and
                                       its predecessor (a registered investment company)
                                       since 1990; Chief Executive Officer of M. J.
                                       Whitman, Inc., a broker-dealer, since 1995;
                                       Adjunct Lecturer, Adjunct Professor, and
                                       Distinguished Fellow in Finance, Yale University
                                       School of Management from 1972 to 1984 and 1992
                                       to present.

            CLASS III CONTINUING DIRECTORS -- TERMS EXPIRING IN 2000

                                                                                            DIRECTOR
                                                                                             OF THE
                                                  POSITION WITH THE COMPANY                 COMPANY
            NAME              AGE               AND PRIOR BUSINESS EXPERIENCE                SINCE
            ----              ---               -----------------------------               --------
Gary T. Hurford.............   61    Member of the Compensation Committee of the Board        1991
                                       of Directors since 1991. Mr. Hurford has been
                                       President of Hunt Oil Company since 1986. He has
                                       been employed by Hunt Oil Company since 1962 and
                                       has held a number of positions including District
                                       Engineer, Reservoir Engineer, Vice President of
                                       Drilling and Production and Executive Vice
                                       President of Energy. Previously he was employed
                                       with Mobil Oil Company and Magnolia Petroleum
                                       Company.
Eugene M. Isenberg..........   68    Chairman of the Board of Directors, Chairman of the      1987
                                       Executive Committee of the Board of Directors,
                                       Chief Executive Officer and Director of the
                                       Company since 1987. He is also a Director of
                                       Danielson Holding Corporation (a financial
                                       services holding company) since 1990, and a
                                       Governor of the American Stock Exchange since
                                       1996. From 1969 to 1982, Mr. Isenberg was
                                       Chairman of the Board and principal shareholder
                                       of Genimar, Inc. (a steel trading and building
                                       products manufacturing company), which was sold
                                       in 1982. From 1955 to 1968, Mr. Isenberg was
                                       employed in various management capacities with
                                       the Exxon Corporation.
Jack Wexler.................   72    Chairman of the Compensation Committee and a member      1987
                                       of the Executive and Audit Committees of the Board
                                       of Directors since 1987. He is an international
                                       business consultant and has acted as a consultant
                                       to exporting and petroleum service companies
                                       since 1983. Prior to 1983, Mr. Wexler was
                                       employed by the Exxon Corporation and its
                                       affiliates, serving in senior staff and operating
                                       management positions in the United States and the
                                       Far East.

EXECUTIVE OFFICERS (NOT DIRECTORS)

                                                      POSITION WITH THE COMPANY
            NAME              AGE                   AND PRIOR BUSINESS EXPERIENCE
            ----              ---                   -----------------------------
Bruce P. Koch...............   38    Vice President, Finance, since January 1996, and Controller of the Company since March 1990. He was associated with the accounting firm of Coopers & Lybrand from 1983 to 1990 in
                                       a number of capacities including Audit Manager. Mr. Koch
                                       has been a Certified Public Accountant since 1982.
Daniel McLachlin............   60    Vice President, Administration, and Corporate Secretary of
                                       the Company since 1986. He was Manager, Administration of
                                       the Company from 1984 to 1986. From 1979 to 1984, he was
                                       the Vice President, Human Resources of Nabors Drilling
                                       Limited, a subsidiary of the Company.

                            COMMITTEES OF THE BOARD

     The Committees of the Board consist of an Executive Committee, a Compensation Committee and an Audit Committee. The Company does not have a standing nominating committee. A shareholder who wishes to nominate a candidate for election to the Board should forward the candidate's name and detailed description of the candidate's qualifications to the Corporate Secretary at the principal executive offices at 515 West Greens Road, Suite 1200, Houston, Texas 77067. The Company requires notice of nominations by shareholders of persons for election as directors at the 1999 Annual Meeting of Shareholders to be held on June 1, 1999 to be delivered to the Company on or prior to January 1, 1999.

     The Executive Committee is comprised of Messrs. Isenberg (Chairman), Petrello, Stratton and Wexler. The Compensation Committee is comprised of Messrs. Hurford, Sheinfeld and Wexler (Chairman). The Audit Committee is comprised of Messrs. Sheinfeld (Chairman), Wexler and Whitman.

     The Executive Committee met twenty-five times during the fiscal year ended September 30, 1997. The Executive Committee, as empowered by the Restated Company's By-Laws has all of the powers, rights and authority of the Board of Directors to the extent permitted by law, except with respect to certain actions as stated in the By-Laws.

     The Compensation Committee met three times during the fiscal year ended September 30, 1997. The Compensation Committee is responsible for reviewing and making recommendations with respect to the objectives, structure, cost and administration of the Company's compensation programs and in that context reviews employment agreements, salaries, bonuses, stock options and employee benefit plans for officers and key employees.

     The Audit Committee met three times during the fiscal year ended September 30, 1997. The Audit Committee reviews and approves the scope of audit and non-audit services, the results of the audit, the adequacy of internal controls and fee estimates for audit and non-audit services.

     The Board of Directors met four times during the fiscal year ended September 30, 1997. Except for Mr. Whitman, no incumbent Director attended fewer than 75% of the aggregate of the (i) meetings of the Board and (ii) meetings of all committees on which he served.

                           REMUNERATION OF DIRECTORS

     Directors who are not employees of the Company receive $28,000 per annum and an additional $3,000 per annum for serving as chairman of a committee of the Board. No additional fees are paid for attendance at meetings of committees of the Board except that Directors who are not employees of the Company who serve on the Executive Committee are paid $2,000 per meeting for attendance at the Executive Committee.

     The issuance of stock options under the Stock Option Plan for Non-Employee Directors (the "Plan"), approved by shareholders at the 1994 Annual Meeting, is part of the standard arrangement for which non-employee directors are compensated. In accordance with this Plan, each non-employee director in office at each annual meeting date receives a grant to purchase 5,000 shares at the market price on the date of grant. On March 4, 1997, each of Messrs. Hurford, Schmidt, Sheinfeld, Wexler and Whitman was granted options to purchase 5,000 Shares at a per Share price of $16.25. These options, exercisable for ten years, become fully vested on March 3, 1998.

                             CERTAIN RELATIONSHIPS

     Mr. Anthony Petrello was a partner of, and is currently Of Counsel to, Baker & McKenzie, which firm provided legal services to the Company during the fiscal year ending September 30, 1997 and is expected to continue to render such services in the future. Mr. Petrello does not receive remuneration from Baker & McKenzie for work performed by the firm in connection with the Company.

     During 1997, certain of the Company's customers offered the Company opportunities to invest in two oil and gas properties. The Company determined that it was not interested in making such investments at the time. In the interest of maintaining good customer relations, the Chairman offered to assist (receiving no remuneration whatsoever) the customers in finding third party investors. As an accommodation to the customers, the Company made the initial investments until third-party investors were identified, at which time the Company recouped all its initial investments plus interest of 6% per annum from the date of the applicable investment. A family member of the Chairman was a minority third-party investor.

     For additional disclosure regarding relationships between members of the Board of Directors and the Company see ("Compensation Committee Interlocks & Insider Participation").

            SHARE OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of December 31, 1997, information with respect to the beneficial ownership of the Company's outstanding Shares by (a) each Director and nominee for election as a Director, (b) Executive Officers who are not Directors or nominees for election as Directors, (c) all Directors and Executive Officers as a group, (d) any other person or entity known by the Company to be the beneficial owner of more than 5% of the Shares, which is the Company's only outstanding class of voting securities:

                                                                 COMMON STOCK BENEFICIALLY OWNED
                                                              --------------------------------------
                    BENEFICIAL OWNER(2)                       NUMBER OF SHARES   PERCENT OF TOTAL(1)
                    -------------------                       ----------------   -------------------
DIRECTORS
Gary T. Hurford(3)..........................................         75,000           *
Eugene M. Isenberg(4).......................................      8,406,349              7.81
Anthony G. Petrello(5)......................................      3,771,500              3.61
Hans W. Schmidt(6)..........................................         88,000           *
Myron M. Sheinfeld(7).......................................         47,135           *
Richard A. Stratton(8)......................................      1,468,745              1.44
Jack Wexler(9)..............................................         55,000           *
Martin J. Whitman(10).......................................        388,265           *
EXECUTIVE OFFICERS (NOT DIRECTORS)
Bruce P. Koch(11)...........................................         33,750           *
Daniel McLachlin(12)........................................          9,966           *
All Directors/Executive Officers as a group (10 persons)
  (3)-(12)..................................................     14,343,710             12.69
OTHER
FMR Corp. (13)..............................................      7,401,400              7.34
Merrill Lynch & Co. (14)....................................      5,046,404              5.00

---------------

  *  Less than 1%

 (1) As of December 31, 1997 the Company had outstanding and entitled to vote 100,835,531 Shares.

 (2) The address of each of the persons listed, unless otherwise indicated in the applicable footnote, is in care of the Company, 515 West Greens Road, Suite 1200, Houston, Texas 77067.

 (3) The Shares listed for Mr. Hurford include 75,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1997. The Shares listed for Mr. Hurford exclude 2,026,000 Shares (2.01%) owned directly by Hunt Oil Company (of which Mr. Hurford is President) as to which Mr. Hurford disclaims beneficial ownership.

 (4) The Shares listed for Mr. Isenberg include 6,813,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1997. The Shares listed for Mr. Isenberg are held directly or indirectly through certain trusts, defined benefit plans and Individual Retirement Accounts of which Mr. Isenberg is a grantor, trustee, or beneficiary. Not included in the table are 372,596 Shares owned directly or held in trust by Mr. Isenberg's spouse of which Mr. Isenberg disclaims beneficial ownership.

 (5) The Shares listed for Mr. Petrello include 3,621,500 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1997.

 (6) The Shares listed for Mr. Schmidt include 85,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1997.

 (7) The Shares listed for Mr. Sheinfeld include 30,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1997.

 (8) The Shares listed for Mr. Stratton include 1,450,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1997.

 (9) The Shares listed for Mr. Wexler include 55,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1997.

(10) The Shares listed for Mr. Whitman include 35,000 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1997. The Shares listed for Mr. Whitman exclude 474,808 Shares owned by M.J. Whitman & Co., Inc. ("MJW&CO.") and 2,805 Shares owned directly by Mr. Whitman's spouse. Mr. Whitman disclaims beneficial ownership of the Shares owned by MJW&CO. and his spouse. Mr. Whitman is a majority stockholder in MJW&CO. and as a result of his stock ownership of MJW&CO., Mr. Whitman may be deemed to have beneficial ownership of the Shares owned by MJW&CO.

(11) The Shares listed for Mr. Koch include 33,750 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1997.

(12) The Shares listed for Mr. McLachlin include 9,875 Shares which may be acquired pursuant to the exercise of options within 60 days of December 31, 1997.

(13) Based on the information contained in Schedule 13G of FMR Corp., Edward C. Johnson III and Abigail Johnson, (collectively, "FMR Corp.") filed with the Securities and Exchange Commission on June 10, 1997, the Shares listed for FMR Corp. include (i) 6,706,100 Shares of Common Stock of the Company beneficially owned by Fidelity Management & Research Company ("Fidelity"), and (ii) 695,300 Shares of Common Stock of the Company beneficially owned by Fidelity Management Trust Company (with Fidelity, the "Fidelity Funds"). FMR Corp. has sole voting power with respect to 695,300 Shares and sole dispositive power with respect to 7,401,400 Shares. FMR Corp. does not have sole power to vote or direct the voting of Shares owned directly by the Fidelity Funds, which power resides with each Fund Board of Trustees. Fidelity carries out the voting of Shares under written guidelines established by each Fund Board of Trustees. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(14) Based on the information contained in Schedule 13G of Merrill Lynch & Co. filed with the Securities and Exchange Commission on February 14, 1997, the Shares listed for Merrill Lynch & Co. include 5,046,404 Shares of Common Stock of the Company beneficially owned by Merrill Lynch & Co. Inc., Merrill Lynch Group, Inc., Princeton Services, Inc., Merrill Lynch Asset Management, L.P. and Merrill Lynch Growth Fund for Investment and Retirement (collectively, "Merrill Lynch"). Merrill Lynch has shared voting and shared dispositive power with respect to such Shares. The address of Merrill Lynch & Co., Inc. and Merrill Lynch Group, Inc. is World Financial Center, North Tower, 250 Vesey Street, New York, NY 10281 and the address of Princeton Services, Inc., Merrill Lynch Asset Management L.P. and Merrill Lynch Growth Fund for Investment and Retirement is 800 Scudders Mill Road, Plainsboro, NJ 08536.

                           REMUNERATION OF MANAGEMENT

SUMMARY COMPENSATION TABLE

     The table below sets forth all reportable compensation awarded to, earned by or paid to the named executive officers for services rendered in all capacities to the Company and its subsidiaries whose compensation for the year exceed $100,000 ("Named Executive Officers") for each of the last three fiscal years.

---------------------------------------------------------------------------------------------------------------
                           ANNUAL COMPENSATION                                     LONG-TERM COMPENSATION
                                                                             ----------------------------------
                                                                               AWARDS                   PAYOUTS
--------------------------------------------------------------------------------------------------------------------------------
             (A)                (B)     (C)       (D)             (E)            (F)          (G)         (H)          (I)
                                                                             RESTRICTED    SECURITIES
                                                              OTHER ANNUAL      STOCK      UNDERLYING    LTIP       ALL OTHER
                                      SALARY     BONUS        COMPENSATION    AWARD(S)      OPTIONS/    PAYOUTS    COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR    ($)       ($)            ($)(1)          ($)        SARS (#)      ($)          ($)
--------------------------------------------------------------------------------------------------------------------------------
 Eugene M. Isenberg             1997  325,000  1,350,000(2)                          0     6,012,500          0      141,453(3)
 Chairman of the Board,         1996  325,000  1,350,000                             0     1,000,000          0       36,755
 Director                       1995  325,000  1,300,000                             0     1,800,000          0       17,438
 and Chief Executive Officer
--------------------------------------------------------------------------------------------------------------------------------
 Anthony G. Petrello            1997  275,000    300,000(4)                          0     3,437,000          0      409,943(5)
 Director, President and Chief  1996  275,000    300,000                             0       303,000          0      447,238
 Operating Officer              1995  275,000    300,000                             0     1,600,000          0      133,069
--------------------------------------------------------------------------------------------------------------------------------
 Richard A. Stratton            1997  275,000    300,000                             0     1,287,500          0       19,315(6)
 Vice Chairman of the Board,    1996  275,000    300,000                             0        75,000          0       18,774
 Director and President,        1995  275,000    200,000                             0       200,000          0       20,180
 Nabors Drilling USA, Inc.
--------------------------------------------------------------------------------------------------------------------------------
 Bruce P. Koch                  1997  126,250     26,000                             0        15,000          0        5,681(7)
 Vice President of Finance and  1996  111,250     23,000                             0        20,000          0        5,006
 Controller                     1995   97,500     20,000                             0        20,000          0        4,388
--------------------------------------------------------------------------------------------------------------------------------
 Michael W. Dundy               1997   45,602          0                             0             0          0        1,974(8)
 Vice President and General     1996  147,900          0                             0        10,000          0        7,283
 Counsel                        1995  140,400     14,040                             0        10,000          0        5,885
--------------------------------------------------------------------------------------------------------------------------------

(1) The aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the salary and bonus for each of the Named Executive Officers.

(2) Mr. Isenberg is entitled to receive an annual bonus as described under ("Employment Contracts"). In addition to the bonus noted above, on January 9, 1998, in lieu of the remainder of his bonus for fiscal 1997, Mr. Isenberg was granted options to purchase 2,052,992 Shares at a per Share exercise price of $24.4375, the market value of a Share on the date of grant. The options vested immediately and will be reflected in the executive's fiscal 1998 Long Term Compensation.

(3) Mr. Isenberg's All Other Compensation amount for 1997 includes Company matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $7,200; and $134,253 that is the benefit to Mr. Isenberg of the premiums paid by the Company, as projected on an actuarial basis, for a split dollar life insurance arrangement.

(4) Mr. Petrello is entitled to receive an annual bonus as described under ("Employment Contracts"). In addition to the bonus noted above, on January 9, 1998, in lieu of the remainder of his bonus for fiscal 1997, Mr. Petrello was granted options to purchase 570,230 Shares at a per Share exercise price of $24.4375, the market value of a Share on the date of grant. The options vested immediately and will be reflected in the executive's fiscal 1998 Long Term Compensation.

(5) Mr. Petrello's All Other Compensation amount for 1997 includes (i) Company matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $7,200; (ii) $5,683, which is the benefit to Mr. Petrello of the premiums paid by the Company, as projected on an actuarial basis, for a split dollar life insurance arrangement; (iii) imputed interest of $278,989 on a loan from the Company in the maximum amount of $2,881,915 pursuant to his Employment Agreement in connection with his relocation to Houston, the balance of which was $2,881,915 as of December 31, 1997 and no interest has been paid or charged thereon; and (iv) the Company's reimbursement of certain traveling and other expenses of $118,071.

(6) Mr. Stratton's All Other Compensation amount for 1997 includes (i) Company matching contributions to a retirement savings plan and non-qualified deferred compensation plan of $7,200; (ii) $2,011 which is the benefit to Mr. Stratton of the premiums paid by the Company, as projected on an actuarial basis, for a split dollar life insurance arrangement; and (iii) imputed interest of $10,104 on a loan from the Company in the maximum amount of $104,375 in connection with his relocation to Houston, the balance of which was $104,375 as of December 31, 1997 and no interest has been paid or charged thereon.

(7) Mr. Koch's All Other Compensation amount for 1997 includes Company matching contributions to a retirement savings plan and a non-qualified deferred compensation plan of $5,681.

(8) Mr. Dundy's All Other Compensation amount for 1997 includes Company matching contributions to a retirement savings plan of $1,974. Mr. Dundy resigned from the Company effective January 15, 1997. He subsequently served as a Consultant to the Company, and received $80,009 for such services during fiscal year 1997.

STOCK OPTION/SAR GRANT TABLE

     The following table provides information with respect to stock options granted during the fiscal year ended September 30, 1997 to the Named Executive
Officers:

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

-----------------------------------------------------------------------------------------------------------------
                           INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------
              (A)                    (B)                     (C)            (D)          (E)           (F)
                                  NUMBER OF
                                  SECURITIES
                                  UNDERLYING             % OF TOTAL
                                OPTIONS/ SARS            OPTIONS/SAR                               GRANT DATE
                                   GRANTED               GRANTED TO     EXERCISE OR                  PRESENT
             NAME                    (#)                EMPLOYEES IN     BASE PRICE   EXPIRATION   VALUE($)(7)
                                                         FISCAL YEAR       ($/SH)        DATE
=================================================================================================================
  Eugene M. Isenberg                720,000(1)              6.28%          16.750      10/18/06       2,686,124
-----------------------------------------------------------------------------------------------------------------
  Eugene M. Isenberg                297,000(1)              2.59%          16.000      10/23/06       1,060,872
-----------------------------------------------------------------------------------------------------------------
  Eugene M. Isenberg                124,560(1)              1.09%          17.000      11/11/06         468,869
-----------------------------------------------------------------------------------------------------------------
  Eugene M. Isenberg                175,440(1)              1.53%          17.000      11/12/06         659,613
-----------------------------------------------------------------------------------------------------------------
  Eugene M. Isenberg                300,000(1)              2.62%          17.000      11/13/06       1,127,485
-----------------------------------------------------------------------------------------------------------------
  Eugene M. Isenberg                150,000(1)              1.31%          18.125      11/14/06         600,103
-----------------------------------------------------------------------------------------------------------------
  Eugene M. Isenberg                150,000(1)              1.31%          20.000      11/20/06         662,443
-----------------------------------------------------------------------------------------------------------------
  Eugene M. Isenberg                330,000(1)              2.88%          21.000      11/22/06       1,530,244
-----------------------------------------------------------------------------------------------------------------
  Eugene M. Isenberg              1,450,000(2)             12.66%          17.500      12/12/06       5,629,323
-----------------------------------------------------------------------------------------------------------------
  Eugene M. Isenberg              2,315,500(1)             20.21%          29.550      07/22/07      15,228,420
-----------------------------------------------------------------------------------------------------------------
  Anthony G. Petrello               480,000(1)              4.19%          16.750      10/18/06       1,790,749
-----------------------------------------------------------------------------------------------------------------
  Anthony G. Petrello               197,000(1)              1.72%          16.000      10/23/06         703,718
-----------------------------------------------------------------------------------------------------------------
  Anthony G. Petrello                83,040(1)               .72%          17.000      11/11/06         312,579
-----------------------------------------------------------------------------------------------------------------
  Anthony G. Petrello               116,960(1)              1.02%          17.000      11/12/06         439,742
-----------------------------------------------------------------------------------------------------------------
  Anthony G. Petrello               200,000(1)              1.75%          17.000      11/13/06         751,657
-----------------------------------------------------------------------------------------------------------------
  Anthony G. Petrello               100,000(1)               .87%          18.125      11/14/06         400,068
-----------------------------------------------------------------------------------------------------------------
  Anthony G. Petrello               100,000(1)               .87%          20.000      11/20/06         441,629
-----------------------------------------------------------------------------------------------------------------
  Anthony G. Petrello               220,000(1)              1.92%          21.000      11/22/06       1,020,162
-----------------------------------------------------------------------------------------------------------------
  Anthony G. Petrello               650,000(3)              5.67%          17.500      12/12/06       2,523,588
-----------------------------------------------------------------------------------------------------------------
  Anthony G. Petrello             1,290,000(1)             11.26%          29.550      07/22/07       8,482,254
-----------------------------------------------------------------------------------------------------------------
  Richard A. Stratton                40,800(1)               .36%          15.500      10/11/06         141,130
-----------------------------------------------------------------------------------------------------------------
  Richard A. Stratton                40,500(1)               .35%          15.500      10/14/06         140,256
-----------------------------------------------------------------------------------------------------------------
  Richard A. Stratton                18,700(1)               .16%          15.875      10/15/06          66,301
-----------------------------------------------------------------------------------------------------------------
  Richard A. Stratton                50,000(1)               .44%          16.375      10/22/06         182,860
-----------------------------------------------------------------------------------------------------------------
  Richard A. Stratton               225,000(1)              1.96%          16.000      10/30/06         798,692
-----------------------------------------------------------------------------------------------------------------
  Richard A. Stratton               350,000(4)              3.06%          17.500      12/12/06       1,359,294
-----------------------------------------------------------------------------------------------------------------
  Richard A. Stratton               150,000(5)              1.31%          22.500      06/12/07         757,597
-----------------------------------------------------------------------------------------------------------------
  Richard A. Stratton               412,500(1)              3.60%          29.550      07/22/07       2,713,793
-----------------------------------------------------------------------------------------------------------------
  Bruce P. Koch                      15,000(6)              0.13%          17.000      02/12/07          79,601
-----------------------------------------------------------------------------------------------------------------

(1) These options were granted to the Executive in a number equal to the number of options exercised pursuant to the terms of previous option agreements. The options vested immediately.

(2) The options were granted on December 12, 1996. 1,000,000 of the options were granted in lieu of a portion of Mr. Isenberg's cash bonus for fiscal year 1996 and vested immediately. 450,000 of the options were granted for extending Mr. Isenberg's employment contract and were scheduled to vest in four equal annual installments beginning December 12, 1997, subject to accelerated vesting as set forth below. The exercise price was equal to the per Share market price on the date of the grant. In the event that the Shares trade for 20 consecutive days at an average price that is 15% per annum or greater than the price on the date of grant, the first installment will vest; if it trades at more than 32.3% the second installment will vest; if it trades at 52.1% the third installment will vest; and if it trades at 74.9%, the fourth installment will vest. As of September 30, 1997, all of the installments had vested pursuant to the terms of the related option agreement. Mr. Isenberg currently is entitled to receive a new option grant to acquire up to 112,500 Shares upon exercise of a like number of his outstanding options, at an exercise price equal to the market price on the date of the new grant.

(3) The options were granted on December 12, 1996. 300,000 of the options were granted in lieu of a portion of Mr. Petrello's cash bonus for fiscal year 1996 and vested immediately. 350,000 of the options were granted for extending Mr. Petrello's employment contract and were scheduled to vest in four equal annual installments beginning December 12, 1997, subject to accelerated vesting as set forth below. The exercise price was equal to the per Share market price on the date of the grant. In the event that the Shares trade for 20 consecutive days at an average price that is 15% per annum or greater than the price on the date of grant, the first installment will vest; if it trades at more than 32.3% the second installment will vest; if it trades at 52.1% the third installment will vest; and if it trades at 74.9%, the fourth installment will vest. As of September 30, 1997, all of the installments had vested pursuant to the terms of the related option agreement. Mr. Petrello currently is entitled to receive a new option grant to acquire up to 91,000 Shares upon exercise of a like number of his outstanding options, at an exercise price equal to the market price on the date of the new grant.

(4) The options were granted on December 12, 1996 and were scheduled to vest in four equal annual installments beginning December 12, 1997, subject to accelerated vesting as set forth below. The exercise price was equal to the per Share market price on the date of the grant. In the event that the Shares trade for 20 consecutive days at an average price that is 15% per annum or greater than the price on the date of grant, the first installment will vest; if it trades at more than 32.3% the second installment will vest; if it trades at 52.1% the third installment will vest; and if it trades at 74.9%, the fourth installment will vest. As of September 30, 1997, all of the installments had vested pursuant to the terms of the related option agreement. Mr. Stratton currently is entitled to receive a new option grant to acquire up to 87,500 Shares upon exercise of a like number of his outstanding options, at an exercise price equal to the market price on the date of the new grant.

(5) The options were granted on June 12, 1997 and vested immediately. The exercise price was equal to the per Share market price on the date of the grant.

(6) The options were granted on February 12, 1997 and vest in four annual installments beginning February 12, 1998. The exercise price was equal to the per Share market price on the date of the grant.

(7) All options are granted at an exercise price equal to the market value of the Shares on the date of grant. Therefore, if there is no appreciation in that market value, no value will be realizable. In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculation the grant date present value: (a) for options that vested immediately, the expected term is assumed to be two years, volatility at 30.9%, dividend of $0 per share and risk free rates of return of 5.61% to 5.92% and (b) for all other options, the expected term is assumed to be three and one-half years, volatility at 30.9%, dividend of $0 per share and a risk free rate of return of 6.08%. The real value of the options in this table depends solely upon the actual performance of the Company's stock during the applicable period.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The following table provides information with respect to the stock options exercised during the fiscal year ended September 30, 1997 and the value as of September 30, 1997 of unexercised in-the-money options held by the Named Executive Officers. The value realized on the exercise of options is calculated using the difference between the per Share option exercise price and the market value of a Share on the date of the exercise. The value of unexercised in-the-money options at fiscal year end is calculated using the difference between the per Share option exercise price and the market value of $39.0625 per Share at fiscal year end, September 30, 1997.

--------------------------------------------------------------------------------------------------------------------
         (A)                (B)              (C)                    (D)                            (E)
                                                            NUMBER OF SECURITIES
                           SHARES                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                          ACQUIRED                              OPTIONS/SARS                  IN-THE-MONEY
                             ON             VALUE                AT FY-END                  OPTIONS AT FY-END
                          EXERCISE        REALIZED                  (#)                            ($)
         NAME               (#)              ($)        EXERCISABLE / UNEXERCISABLE    EXERCISABLE / UNEXERCISABLE
=================================================================================================================
  Eugene M. Isenberg     4,562,500       $82,871,946        6,813,000 /      0          $125,019,256 / $      0
-----------------------------------------------------------------------------------------------------------------
  Anthony G. Petrello    2,787,000        47,325,166        3,621,500 /      0           63,781,563 /         0
-----------------------------------------------------------------------------------------------------------------
  Richard A. Stratton      787,500        14,609,525        1,450,000 /      0           27,700,488 /         0
-----------------------------------------------------------------------------------------------------------------
  Bruce P. Koch             20,000           462,525           16,250 / 43,750              512,578 / 1,212,422
-----------------------------------------------------------------------------------------------------------------
  Michael W. Dundy               0                 0            7,500 /  3,750              235,000 /   123,047
-----------------------------------------------------------------------------------------------------------------

EMPLOYMENT CONTRACTS

     Mr. Isenberg's and Mr. Petrello's employment contracts were amended and restated effective October 1, 1996 and both contracts had an expiration date of September 30, 2001. The expiration date automatically extends for an additional one year term on each anniversary date, unless the Company provides notice to the contrary ten days prior to such anniversary. Mr. Isenberg's salary is subject to annual review for increase at the discretion of the Board and its Compensation Committee. The formula for the calculation of his cash bonus remained as it had been under the prior version, a shareholder approved contract which provided that Mr. Isenberg is entitled to receive an annual cash bonus equal to 7% (6% for fiscal years commencing on or after October 1, 1999) of the Company's net cash flow (as defined in the employment contract) in excess of 15% of the average stockholder's equity for such fiscal year. Mr. Petrello's salary is subject to annual review for increase at the discretion of the Board and its Compensation Committee. His annual bonus remained as it had been at the greater of $700,000 or 2% of the net cash flow (as defined in the employment contract) in excess of 15% of the average stockholders equity in such year. Messrs. Isenberg and Petrello are eligible for stock options and grants, may participate in annual long-term incentive programs, and pension and welfare plans, on the same basis as other executives and may receive special bonuses from time to time as determined by the Company.

     In addition to salary and bonus, Messrs. Isenberg and Petrello are entitled to group life insurance at an amount at least equal to three times base salary; various split-dollar life insurance policies, reimbursement of expenses, various perquisites and a personal umbrella policy in the amount of $5 million. Further, if Mr. Isenberg or Mr. Petrello is subject to the tax imposed by Section 4999 of the Internal Revenue Code, the Company has agreed to reimburse them for such tax on an after-tax basis.

     In the event that either Mr. Isenberg's or Mr. Petrello's employment contract is terminated by the Company by reason of death, disability, or any reason other than for cause, or is terminated by either individual for Constructive Termination Without Cause (as defined in the agreements) or is terminated as a result of or following a Change of Control (as defined in the agreements), the terminated individual will be entitled to receive (i) all base salary which would have been payable through the expiration date of the contract (currently, September 30, 2002) or three times the then current base salary, whichever is greater; (ii) all annual cash bonus which would have been payable through the expiration date, or three times the highest bonus, (including the imputed value of grants of stock awards and stock options), paid or payable during the last three fiscal years prior to termination, whichever is greater;
(iii) any restricted stock outstanding, which shall become immediately and fully vested; (iv) any outstanding stock options, which shall become immediately and fully vested; (v) any amounts earned, accrued or owing to the executive but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites) shall be continued through the later of the expiration date or three years after the termination date; (vi) continued participation in medical, dental and life insurance coverage until the executive receives equivalent benefits or coverage through a subsequent employer or until the death of the executive or his spouse, whichever is later; and (vii) any other or additional benefits in accordance with applicable plans and programs of the Company. In the event that either Mr. Isenberg's or Mr. Petrello's termination is related to a Change in Control, the terminated individual at his election shall be entitled to receive a cash amount equal to one dollar less than the amount that would constitute an "excess parachute payment" as defined in Section 280G of the Internal Revenue Code, in lieu of the salary and bonus referred to in (i) and (ii) above. In addition, the terminated individual shall be entitled, upon his election to terminate because of such Change in Control, to receive in lieu of any such number of outstanding options, as selected by the individual, an amount of cash in exchange therefor equal to (x) the excess of the Change in Control Price (as defined in the agreements) over the exercise price of the options per share of Common Stock multiplied by (y) the number of options selected by the individual. In addition, they shall be entitled to be granted additional options immediately exercisable for five years, at a price equal to the average closing price per Share during the 20 days prior to the Change of Control in an amount equal to the highest number of options granted during any fiscal year during the period comprising the then current fiscal year and the three fiscal years preceding the Change in Control. In the event that either Mr. Isenberg's or Mr. Petrello's employment contract is terminated for cause or as a result of resignation (other than as described above), the terminated individual will be entitled to receive (i) base salary through the date of termination; (ii) all annual cash bonus which would have been payable through the date of termination; (iii) all restricted stock that has vested on or prior to the date of termination; (iv) any outstanding stock options vested on or prior to the date of termination; (v) any amounts earned, accrued or owing to the executive but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and perquisites if to be performed following termination); and (vi) other or additional benefits in accordance with applicable plans and programs of the Company. If Mr. Petrello's employment is terminated for any reason, he is entitled to certain relocation benefits as set forth in his agreement.

     Mr. Stratton entered into a new employment contract effective October 1, 1996, with an expiration date of September 30, 2001. The expiration date automatically extends for an additional one year term on each anniversary date, unless the Company provides notice to the executive to the contrary ten days prior to such anniversary. Mr. Stratton's salary is subject to annual review for increase at the discretion of the Board and its Compensation Committee. Mr. Stratton is also entitled to vacation, reimbursement of expenses, comprehensive medical, disability and life insurance protection, a split-dollar life insurance agreement in an amount of not less that $2 million, other perquisites and a personal umbrella policy in the amount of $5 million. Mr. Stratton's term of employment continues until the earliest of the expiration date of the contract (currently September 30, 2002), his death, permanent and total disability, temporary partial or permanent disability, voluntary resignation or discharge for cause as defined in the employment agreement. In the event Mr. Stratton's employment is terminated by the Company for any reason other than cause or by Mr. Stratton's voluntary resignation or is terminated by Mr. Stratton following a Change of Control (as defined in the agreement), Mr. Stratton shall be entitled to (i) all base salary which would have been payable for the period from the termination date until the expiration date; (ii) all deemed bonus which would have been payable for the period from the termination date until the expiration date (for this purpose, deemed bonus for each fiscal year shall equal the highest cash bonus paid to Mr. Stratton during the last three fiscal years prior to the termination date); (iii) any restricted stock outstanding, which shall become immediately and fully vested; (iv) any outstanding stock options, which shall become immediately and fully vested; (v) any amounts then earned, accrued or owing to Mr. Stratton but not yet paid (including obligations to be performed following termination); and (vi) certain other benefits including vacation, life insurance and medical benefits will be continued through the later of the expiration date or three years following the date of termination. In the event Mr. Stratton is terminated for cause or voluntarily resigns, he shall be entitled to receive only those outstanding stock options which have then vested. Mr. Stratton may elect to treat any breach of his employment contract by the Company or its successor, in the event of a merger, consolidation or sale of substantially all of the assets of the Company, as a discharge without cause.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is currently comprised, and for fiscal 1997 was comprised, of three non-employee directors, Mr. Wexler (Chairman), Mr. Hurford and Mr. Sheinfeld. During fiscal 1997 the Company provided drilling and logistical services to Hunt Oil Company ("Hunt"), of which Mr. Gary Hurford, serves as the President. The drilling and logistical services were provided by the Company to Hunt, at prevailing market rates. Amounts received for such services represented approximately 1% of the Company's consolidated gross revenue.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPOSITION AND ROLE OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the "Committee") meets periodically to review and recommend to the Board of Directors for its approval policies and procedures relating to employment agreements, salaries, bonuses, stock grants, stock options and employee benefit plans for officers and employees. In particular, the Committee is responsible for recommendations with regard to:

        (1) Salary, cash bonuses, stock awards and stock option grants to management and other key employees;

        (2) Policies and practices in regards to employment agreements; and

        (3) Stock-based compensation plan, other benefit programs including shareholder approved stock option plans and defined contribution plans.

     The Committee conducts periodic meetings throughout the year, culminating in an extended session, generally in December following the close of the fiscal year, to consider salary adjustments, incentive compensation and related issues.

COMPENSATION POLICIES

     The Committee's goal is to establish compensation policies and programs designed to attract and retain a qualified executive staff for the purpose of enhancing shareholder value. The Committee is mindful that, over the past decade, the oil field services industry, particularly drilling contractors, have undergone severe contractions in activity forcing many companies to withdraw or be eliminated from the market place. The ability of companies to compete in this new marketplace depends in part on the need to attract and retain executives with the necessary industry knowledge and management and financial skills to preserve and enhance the Company's position, notwithstanding the industry's characteristics. For this reason, the Committee also is of the view that attracting executive talent from both inside and outside the industry is important to the continued enhancement of the Company. Consistent with these goals, the Committee seeks to:

        (1) Attract and retain high quality executives needed to manage the Company and maintain its competitive position;

        (2) Reward effective ongoing management performance that achieved the Company's operating, financial and strategic goals established each year;

        (3) Focus executive attention on enhancing long-term shareholder value through stock-based compensation programs; and

        (4) Reward key employees for exceptional performance with regard to the Company's success.

     The Company's executive compensation program includes base salary and incentive bonuses as follows:

     Base Salary: The Committee reviews the performance of each senior executive officer individually with the Chief Executive Officer and determines an appropriate salary level for each senior executive officer based primarily on individual performance and competitive factors. These competitive factors include as a reference the base salary of other top executives of drilling contractors and the oil service sector generally, and also the compensation levels needed to attract and retain highly talented executives from outside the industry. For fiscal 1997, the Committee noted that generally the salaries of the Chief Executive Officer and the next four most highly compensated executive officers were, in the majority of cases, below the mean of the salaries for the same categories of the Company's competitors, as reported in the latest available proxy statements of the five companies other than Nabors that comprise the Dow Jones Oil Drilling Index. The salaries of the Chief Executive Officer and the President have remained the same since 1987 and 1992, respectively.

     Incentive Bonus Program: The Committee administers annual review programs to determine to what extent to reward senior executive officers and key employees based upon the Company's performance in relation to performance goals. Financial performance goals are set forth in the contractual bonus formula for the Chief Executive Officer and President as described above under ("Remuneration of Management-Employment Contracts"). With respect to other senior executive officers, the performance goals include both financial and non-financial objectives, including achieving certain financial targets in relation to internal budgets, developing internal infra-structure and enhancing positions in certain markets. The financial criteria include, among other things, increasing revenues, controlling direct and overhead expenses and increasing cash flow from operations. The non-financial criteria include maintaining the Company's share in its principal geographic markets, enhancing the Company's technical capabilities and developing operations in identified strategic markets. Based on these reviews, annual incentive rewards are recommended by the Committee to the Board. Annual incentive awards include cash, options or Shares, or a combination thereof. Share awards or stock option grants typically have been issued on a four-year vesting schedule, but the Committee reserves the right to modify the vesting schedule in its discretion, particularly where options are given in lieu of cash bonuses. Annual incentive bonus awards are not guaranteed except for those subject to contractual arrangements. The Committee believes that stock option grants and Share awards are critical in motivating and rewarding the creation of long-term shareholder value, and the Committee has established a policy of awarding stock options from time to time based on continuing progress of the Company and on individual performance. All option grants that are shown in the Summary Compensation Table for the past three years were made at market value of the underlying Shares at the time of grant so that holders will benefit from such options only when, and to the extent, the Share price increases after the option grant. For fiscal 1997, the bonus and stock options granted to the Chief Executive Officer and the next two most highly compensated executive officers were higher than those for the same categories of the Company's competitors, as reported in the latest available proxy statements of the five companies other than Nabors that comprise the Dow Jones Oil Drilling Index. Messrs. Isenberg's and Petrello's cash bonuses are determined under a contractual formula based upon financial results (See "Remuneration of Management and Employment Contracts"). However, for fiscal 1997, the Committee, with the concurrence of Messrs. Isenberg and Petrello, reduced the cash bonus awards that they were entitled to under the formula arrangements. In lieu thereof, on January 9, 1998, the Committee granted to Messrs. Isenberg and Petrello 2,052,992 and 570,230, stock options, respectively, with a per Share exercise price of $24.4375, the market value of an underlying Share on the date of the grant. The Committee believes that replacing a portion of a cash bonus with stock options aligns executive interests with shareholders and is a widespread accepted practice. The Committee also noted that for fiscal 1997, the Company's financial performance as measured by the financial indicators as Economic Value Added, Return of Capital Employed, Return on Assets and Return on Equity were all improved over 1996.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1,000,000 the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance-based compensation that has been approved by shareholders is not subject to the $1,000,000 limit, as well as compensation paid pursuant to employment contracts in existence prior to the adoption of Section 162(m) in 1993. Section 162(m) applied to the Company for the first time in fiscal 1995. Although the contractual bonus arrangements remained the same from their previous contracts, certain bonus compensation, as well as the Share options granted to Mr. Isenberg, Mr. Petrello and Mr. Stratton pursuant to the new and amended employment contracts entered into in 1996, may not be exempt from Section 162(m) and, therefore, the Company may not be able to deduct that portion of such compensation that exceeds $1,000,000 (see "Remuneration of Management-Option/SAR Grants in the Last Fiscal Year and Employment Contracts"). The cash compensation paid to Mr. Isenberg in excess of $1,000,000 for fiscal 1997 is not deductible. While the Committee intends to take reasonable steps to obtain deductibility of compensation, it reserves the right not to do so in its judgment, particularly with respect to retaining the service of its principal executive officers.

CHIEF EXECUTIVE OFFICER AND PRESIDENT

     The Committee's arrangements with its Chief Executive Officer and President have been designed from the outset to align compensation to enhancing shareholder value. Mr. Isenberg's compensation is made pursuant to a contractual formula that originated with several of the Company's major shareholders in 1987 following the Company's bankruptcy proceedings. These arrangements were subsequently approved by the various constituencies in the Company's bankruptcy proceedings, including equity and debt holders, and confirmed by the United States Bankruptcy Court. Mr. Isenberg's base salary remained constant since 1987, and Mr. Petrello's since his employment date in 1991. The major portion of their cash compensation is the performance based bonus compensation. Mr. Isenberg and Mr. Petrello receive a cash bonus according to a formula based on a percentage (Isenberg-7%, Petrello-2%) of cash flow in excess of a 15% return on shareholders' average book equity. The Committee believes that tying the cash bonus to cash flow in excess of a return on shareholders' average equity aligns Mr. Isenberg's and Mr. Petrello's bonus' to achieving superior financial results that should enhance shareholder value. In order to ensure that Mr. Isenberg and Mr. Petrello would continue to be available to the Company, the Committee amended and restated their employment contracts effective October 1, 1996 for additional five-year terms that renew annually absent notice to the contrary (see "Remuneration of Management Employment Contracts" above). Mr. Isenberg's contractual bonus (as well as Mr. Petrello's) provides for the mandatory application of a bonus formula. However, as indicated above, for fiscal 1996 and 1997, the Committee, with the concurrence of Messrs. Isenberg and Petrello, reduced the cash bonus awards to which they were entitled under the formula arrangements and in lieu of a portion thereof, granted stock options as described above.

     In reviewing Mr. Isenberg's compensation, the Committee took into account the long-term shareholder value which he had helped create since becoming the Company's Chief Executive Officer in 1987. The Committee also took note of the Company's expansion of its U.S. operations, which has enhanced the Company's operating leverage in the U.S. domestic market. The result of this effort is reflected in the chart below.

FINANCIAL HIGHLIGHTS
NABORS INDUSTRIES, INC. AND SUBSIDIARIES
(In millions, except per share amounts)

----------------------------------------------------------------------------------------------------
                                                              1997 VERSUS 1996    1997 VERSUS 1992
                                                            ----------------------------------------
                                     FISCAL YEAR                  INCREASE            INCREASE
----------------------------------------------------------------------------------------------------
   FINANCIAL DATA                1997       1996    1992(1)     $          %         $         %
----------------------------------------------------------------------------------------------------
  Revenues...............   $1,029.3   $  719.7    $312.4    $  309.6     43%     $  716.9    229%
----------------------------------------------------------------------------------------------------
  Net income.............      114.8       70.5      33.7        44.3     63%         81.1    241%
----------------------------------------------------------------------------------------------------
  Net income per share...       1.06       0.75      0.45        0.31     41%         0.61    136%
----------------------------------------------------------------------------------------------------
  Stockholders' equity...      727.8      457.8     201.1       270.0     59%        526.7    262%
----------------------------------------------------------------------------------------------------
  Year end market value
     of shares
     outstanding.........   $3,935.6   $1,174.2    $527.8    $2,761.4    235%     $3,407.8    646%
----------------------------------------------------------------------------------------------------

(1) The financial data for 1992 was restated to include Sundowner Offshore Services, Inc., which was acquired on October 27, 1994.

                                        THE COMPENSATION COMMITTEE

                                        Jack Wexler, Chairman
                                        Gary T. Hurford
                                        Myron M. Sheinfeld

                            STOCK PERFORMANCE GRAPH

     The following graph illustrates comparisons of five-year cumulative total returns among Nabors Industries, Inc., the S&P Midcap Index and the Dow Jones Oil Drilling Index. Total returns assumes $100 invested on September 30, 1992 in shares of Nabors Industries, Inc., the S&P Midcap Index, and the Dow Jones Oil Drilling Index. It also assumes reinvestment of dividends and is calculated at the end of each fiscal year, September 30, 1992 to September 30, 1997.

                           [STOCK PERFORMANCE GRAPH]

                                  ACCOUNTANTS

     Coopers & Lybrand L.L.P., independent accountants, have been selected by the Company to serve as its accountants for the current fiscal year. Coopers & Lybrand L.L.P. have been the Company's accountants since May of 1987.

     A representative from Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with all
Section 16(a) forms which they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required during the fiscal year ended September 30, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with on a timely basis.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of Proxy or their substitutes will vote in their discretion on such matters.

     At a meeting held on December 4, 1997, the Board of Directors approved a change in the By-Laws regarding the Company's fiscal year and Annual Meeting date. For the fiscal year ended September 30, 1997 and prior fiscal years, the fiscal year was the twelve-month period beginning October 1 and ending September 30 in the next succeeding year. Following the fiscal year ended September 30, 1997, the fiscal year of the Company shall be a twelve-month period beginning January 1 and ending December 31 in the same year. For all fiscal years following the fiscal year ended September 30, 1997, the Annual Meeting of Shareholders of the Company shall be held on the first Tuesday of June in each year if not a legal holiday, and if a legal holiday, then on the next succeeding day which is not a legal holiday. The 1999 Annual Meeting will be held on June 1, 1999.

                    SHAREHOLDERS' PROPOSALS FOR PRESENTATION
                             AT 1999 ANNUAL MEETING

     If a shareholder of the Company wishes to present a proposal for consideration at the 1999 Annual Meeting of Shareholders, the proposal must be received at the executive offices of the Company no later than January 1, 1999 to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that Annual Meeting.

                                            NABORS INDUSTRIES, INC.

                                            /s/ DANIEL McLACHLIN
                                            DANIEL MCLACHLIN
                                            Corporate Secretary

Dated: January 30, 1998

X        Please mark your votes as in this example.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR ELECTION OF EACH NOMINEE FOR DIRECTOR.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

FOR      [ ]     WITHHELD         [ ]

1.       Election of Directors.  (see reverse)

For, except vote withheld from the following nominee(s):

________________________________________________________

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

NOTE:            Please mark the proxy, sign exactly as your name appears
below, and return it promptly in the enclosed addressed envelope. When shares are held by joint tenants, both parties should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized person. If a partnership, please sign in full partnership name by an authorized person.

_________________________________________

_________________________________________
Signature                         Date

PROXY


                            NABORS INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Messrs. Eugene M. Isenberg and Anthony G. Petrello, and each of them (with full power to designate substitutes), proxies for the undersigned to represent, vote and act with respect to all Shares of Common Stock of Nabors Industries, Inc. (the "Company") held of record by the undersigned at the close of business on January 9, 1998 at the Annual Meeting of Shareholders of the Company to be held on March 3, 1998 and any adjournments or postponements thereof, upon the matters designated below and upon such other matters as may properly come before the meeting, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

ELECTION OF DIRECTORS: Election of two directors of the Company to serve until the 2001 Annual Meeting of Shareholders or until their successors are elected and qualified.

Nominees:  Hans W. Schmidt and Richard A. Stratton

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                                                SEE REVERSE
                                                                    SIDE




                                      2